Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2003-15
*CUSIP:        21988K206          Class     A-1
               21988KAA5          Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of     February 1, 2005.....                                  $0.00
         Scheduled Income received on securities.....            $2,231,125.50
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to Class A-1 Holders.....                 -$2,178,407.50
         Distribution to Class A-2 Holders.....                    -$52,718.00
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of     August 1, 2005.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     February 1, 2005.....                                  $0.00
         Scheduled principal payment received on securities.....         $0.00

LESS:
       Distribution to Holders.....                                     -$0.00
Balance as of     August 1, 2005.....                                    $0.00


             UNDERLYING SECURITIES HELD AS OF    August 1, 2005

          Principal
           Amount                       Title of Security
          ---------                     -----------------

         $30,590,000     DaimlerChrysler Corporation, formerly known as Chrysler
                         Corporation, 7.45% Debentures due February 1, 2097
                         *CUSIP:        171196AS7

         $29,504,000     DaimlerChrysler Corporation, formerly known as Chrysler
                         Corporation, 7.40% Debentures due August 1, 2097
                         *CUSIP:        171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.



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